                                                                     EXHIBIT 4.2


                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made effective as of
                                          ---------
October 2, 2001, between PINNACLE SYSTEMS, INC., a California corporation ("Pinnacle") and FAST MULTIMEDIA HOLDINGS INC., a Delaware corporation ("Fast
  --------                                                               ----
Inc.") and FAST MULTIMEDIA AG, a German corporation ("Fast Germany" and together
----                                                  ------------
with Fast Inc., the "Sellers") pursuant to the Asset Purchase Agreement dated as of September 13, 2001 among Pinnacle, PS Miro KG ("Pinnacle KG"), Pinnacle
                                                   -----------
Systems GmbH ("Pinnacle GmbH") and the Sellers, (the "Acquisition Agreement").
               -------------                          ---------------------

                                    RECITALS
                                    --------

A. Pursuant to the terms of the Acquisition Agreement, Pinnacle KG and Pinnacle GmbH shall cause Pinnacle issue to the Sellers shares of common stock of Pinnacle, no par value (the "Pinnacle Shares"), in connection with the
                             ---------------
acquisition by Pinnacle KG and Pinnacle GmbH of certain assets of Sellers.

B. Section 8 of the Acquisition Agreement provides for the execution and delivery of this Agreement concurrent with the closing of the asset purchases under the Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions herein and in the Acquisition Agreement, the parties hereto hereby agree as follows:


                                   SECTION 1
                                  DEFINITIONS

   1.1   Certain Definitions.  As used in this Agreement:
         -------------------

         (a) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

         (b) The term "Form S-3" shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the commission.

         (c) The term "person" shall mean any person, individual, corporation, partnership, trust or other non-governmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

         (d) The term "Holder" means (i) a Seller holding Registrable Securities or (ii) a transferee of Registrable Securities from a Holder to which transferee registration rights granted under this Agreement are assigned pursuant to
Section 2.8 of this Agreement.

         (e) The term "First Issuance Shares" means the Pinnacle Shares issued to Fast Germany pursuant to Section 7.2(c) of the Acquisition Agreement.

         (f) The term "Second Issuance Shares" means the Pinnacle Shares issued to Fast Germany pursuant to Section 7.2(d) of the Acquisition Agreement.

         (g) The term "Third Issuance Shares" means the Pinnacle Shares issued to Fast Inc. pursuant to Section 7.2(d) of the Acquisition Agreement.

         (h) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

         (i) The term "Registrable Securities" means the First Issuance Shares, the Second Issuance Shares and the Third Issuance Shares and shall include all Pinnacle Shares received by any Holder in respect thereof pursuant to a stock split, stock dividend or other recapitalization of Pinnacle or pursuant to any merger, consolidation or reorganization involving Pinnacle; provided, however,
                                                            --------  -------
Registrable Securities shall not include Pinnacle Shares that have been registered under the Securities Act and disposed of pursuant to the registration statement used to effect such registration or that can be sold (together with all other Pinnacle Shares held by the holder thereof and issued pursuant to the Acquisition Agreement) in any consecutive ninety (90) day period without registration in accordance with Rule 144 of the Securities Act.

         (j) The term "Registration Statement" shall mean any registration statement (including the Preliminary Prospectus, the Prospectus, any amendments (including any post-effective amendments) thereof, any supplements and all exhibits thereto and any documents incorporated therein by reference pursuant to the rules and regulations of the SEC), filed by Pinnacle with the SEC under the Securities Act in connection with the provisions of Section 2 of this Agreement.

         (k) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         (l) The term "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

   1.2   Acquisition Agreement. Capitalized terms not otherwise defined herein
         ---------------------
have the meanings given to them in the Acquisition Agreement.

                                   SECTION 2
                              REGISTRATION RIGHTS

   2.1   Shelf Registration.
         ------------------

         (i) Initial Registration. Pinnacle shall use its commercially
             --------------------
reasonable best efforts to file within fifteen (15) days of the issuance of the First Issuance Shares (subject to the delay provisions of Section 2.4) a Registration Statement on Form S-3 registering the resale of the First Issuance Shares on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) in ordinary course brokerage or dealer transactions. The offering made pursuant to such registration shall not be underwritten, and the Registration Statement shall not include any securities other than the Registrable Securities. As soon as practicable after filing, Pinnacle shall use its commercially reasonable best efforts to cause such Registration Statement to be declared effective, at its expense, by the SEC and to keep such Registration Statement effective until the sooner to occur of (A) the date on which all First Issuance Shares included within such Registration Statement have been sold or (B) the first anniversary of the date of the issuance of the First Issuance Shares.

         (ii) Subsequent Registration. Pinnacle shall use its commercially
              -----------------------
reasonable best efforts to file within three (3) days of the issuance of the Second Issuance Sharesand Third Issuance Shares (subject to the delay provisions of Section 2.4) a Registration Statement on Form S-3 registering the resale of the Second Issuance Shares and the Third Issuance Shares on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) in ordinary course brokerage or dealer transactions. The offering made pursuant to such registration shall not be underwritten, and the Registration Statement shall not include any securities other than the Registrable Securities. Pinnacle shall use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the SEC on February 15, 2002 or as soon as practicable thereafter and to keep such Registration Statement effective until the sooner to occur of
(A) the date on which all Second Issuance Shares and Third Issuance Shares included within such Registration Statement have been sold or (B) the first anniversary of the date of issuance of the Second Issuance Shares.

   2.2   Information by Holder(s). The Holder(s) whose securities are included
         ------------------------
in any registration effected pursuant to this Section 2 shall furnish in writing to Pinnacle such information regarding such persons and the distribution proposed by such persons as Pinnacle may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2. Pinnacle's obligations under this Section 2 are conditioned upon compliance by such persons with the provisions of this Section 2.2.

   2.3   Obligations of Pinnacle.  In connection with any registration of
         -----------------------
Registrable  Securities pursuant to this Section 2,  Pinnacle shall:

         (a) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus (the "Prospectus") used in connection therewith as may be necessary to make and to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such Registration Statement.

         (b) Furnish to the participating Holders such number of copies of any Prospectus (including any preliminary Prospectus and any amended or supplemented Prospectus) as the Holders may reasonably request in order to effect the offering and sale of the shares of Registrable Securities to be offered and sold, but only while Pinnacle shall be required under the provisions hereof to cause a Registration Statement to remain current. In addition, during such period, Pinnacle shall provide the Holders, without charge, with one copy of any Registration Statement and any post-effective amendments thereto (including financial statements and schedules and the exhibits thereto).

         (c) Use its best efforts to register or qualify the shares of Registrable Securities covered by such Registration Statement under the securities or Blue Sky laws of such states as the participating Holders shall reasonably request.

         (d) Take all such other action either reasonably necessary or desirable to permit the shares of Registrable Securities held by the Holders to be registered and disposed of in accordance with the method of disposition described herein.

         (e) Cause all Registrable Securities registered pursuant to this
Section 2 to be listed on The Nasdaq National Market or on any other exchange on which Pinnacle's Common Stock is then listed or quoted.

         (f) Provide for or designate a transfer agent and registrar (which may be the same entity) for the Registrable Securities covered by the Registration Statement from and after the effective date of such Registration Statement.

         (g) Pinnacle will keep the Holders informed of Pinnacle's best estimate of the earliest date on which such Registration Statement or any post-effective amendment thereto will become effective and will notify each Holder, (i) when such Registration Statement or any post-effective amendment to such Registration Statement is filed or becomes effective, (ii) of any request by the SEC for an amendment or any supplement to such Registration Statement or any related Prospectus, or any other information request by any other governmental agency directly relating to the offering, and promptly deliver to each Holder participating in the offering copies of all correspondence between the SEC or any such governmental agency or self-regulatory body and all written memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement or proposed sale of shares, to the extent not covered by attorney-client privilege or constituting attorney work product, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related Prospectus or the initiation or threat of any proceeding for that purpose, (iv) of the suspension of the qualification of any shares of Common Stock included in such Registration Statement for sale in any jurisdiction or the initiation or threat of a proceeding for that purpose, and (v) of any determination by Pinnacle that an event has occurred (the nature and pendency of which need not be disclosed during a "black-out period" pursuant to Section 2.4 of this Agreement) which makes untrue any statement of a material fact made in such Registration Statement or any related Prospectus or which requires the making of a change in such Registration Statement or any related Prospectus in order that the same will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (h) In the event of the issuance of any stop order suspending the effectiveness of such Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any shares of Common Stock included in such Registration Statement for sale in any jurisdiction, Pinnacle will obtain its withdrawal at the earliest possible time.

   2.4   Suspension of Prospectus.
         ------------------------

         (a) Notwithstanding anything else in this Section 2, if, at any time during which a Prospectus is required to be delivered in connection with the sale of Registrable Securities, the Board of Directors of Pinnacle reasonably determines in good faith that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains or incorporates by reference a material misstatement or omission, the correction of which would require the premature disclosure of confidential information that would, in the good faith determination of the Board of Directors, materially and adversely affect Pinnacle, Pinnacle will immediately notify the Holders thereof by telephone and in writing. Upon receipt of such notification, Holders will immediately suspend all offers and sales of any Registrable Securities pursuant to the Registration Statement for a period not to exceed 45 days with respect to each of the Registration Statements Pinnacle is obligated to file pursuant to the terms of this Agreement. Pinnacle may not exercise this delay right more than twice in any 12-month period with respect to each of the Registration Statements Pinnacle is obligated to file pursuant to the terms of this Agreement. In the event of the delivery of the notice described above by Pinnacle, Pinnacle shall use its best efforts to amend such Registration Statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Pinnacle set forth above in this Section 2.4(a) to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed.

         (b) In the event that conditions described in Section 2.4(a) arise prior to the filing or effectiveness of a Registration Statement required pursuant to this Agreement and such conditions would have entitled Pinnacle to suspend offers and sales under such Registration Statement had the conditions arisen after filing and effectiveness of such Registration Statement, Pinnacle may, upon giving of the notice required by Section 2.4(a), delay the filing of or cause a delay in the declaration of effectiveness of such Registration Statement. Any such delay caused by Pinnacle under this Section 2.4(b) shall be treated as a suspension of sales under such Registration Statement for purposes of applying the limitations on Pinnacle's exercise of the delay right provided in Section 2.4(a).

   2.5   Expenses.
         --------

         (a) All costs and expenses, other than discounts and commissions, incurred in connection with any registration pursuant to Section 2 shall be borne by Pinnacle. The costs and expenses of any such registration shall include, without limitation, the reasonable fees and expenses of Pinnacle's counsel and its accountants, and all other costs and expenses of Pinnacle incident to the preparation, printing and filing under the Securities Act of the Registration Statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to brokers, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, NASDAQ fees, the fees and expenses of Pinnacle's transfer agent and all other costs and expenses of complying with the provisions of this
Section 2 with respect to such registration (collectively, "Registration Expenses").

         (b) Excluding the Registration Expenses, the participating Holders shall pay all other fees and expenses incurred on their behalf with respect to any registration pursuant to this Section 2, including any counsel for the Holders and all selling commissions with respect to the Registrable Securities sold by them pursuant to such Registration Statement.

   2.6   Indemnification. In the event of any offering registered pursuant to
         ---------------
this Agreement:

         (a) Pinnacle will indemnify each Holder (excluding Holders who are then directors or officers of Pinnacle), each of their respective officers, directors, employees and agents, and each person controlling such person, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, against all claims, losses, damages, liabilities and expenses (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus, offering circular or other document (including any related Registration Statement, notification or the like) or any amendment or supplement thereto incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by Pinnacle of any rule or regulation promulgated under the Securities Act or any state securities laws or rule or regulation promulgated thereunder applicable to Pinnacle and relating to action or inaction required of Pinnacle in connection with any such registration, qualification or compliance, and will reimburse each such person, each of its officers and directors, and each person controlling such person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, expense or action, provided that Pinnacle will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon and made in conformity with written information furnished to Pinnacle by an instrument duly executed by such person and stated to be specifically for use in the Registration Statement.

         (b) Each Holder will, if Registrable Securities held by or issuable to such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Pinnacle, each of its directors, officers, employees and agents, each person who controls Pinnacle within the meaning of the Securities Act and each other such Holder, each of its officers and directors and each person controlling such Holder, against all claims, losses, damages, liabilities and expenses (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, preliminary or final prospectus, offering circular or other document, or any amendment or supplement thereto, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Pinnacle, such Holders, such directors, officers, or persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, expense or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, preliminary or final prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Pinnacle by an instrument duly executed by such Holder and stated to be specifically for use in the Registration Statement; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

         (c) Each party entitled to indemnification under this Section 2.6 (the "Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is materially impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 2.6, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and such Indemnifying Party shall reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 2.6.

         (d) If the indemnification provided for in this Section 7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein as a result of a judicial determination that such indemnification may not be enforced in such case notwithstanding this Agreement, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expense, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that no person guilty of fraudulent misrepresentation
        --------  -------
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and no Holder will be required to contribute any amount in excess of the public offering price (less underwriting discounts and selling commissions) of all such Registrable Stock offered by it pursuant to such Registration Statement.

         (e) The obligations of Pinnacle and each Holder under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement and otherwise.

   2.7   Sale without Registration. The Holder of a certificate representing
         -------------------------
Registrable Securities required to bear the legend in substantially the form set forth in Section 12 of the Acquisition Agreement (or any similar legend) by acceptance thereof agrees to comply in all respects with the provisions of this
Section 2.7. Prior to any proposed transfer of any Registrable Securities which shall not be registered under the Securities Act, the holder thereof shall give written notice to Pinnacle of such holder's intention to effect such transfer, accompanied by: (a) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Securities Act; and (b) except for transfers proposed to be made in accordance with SEC Rule 144 (as in effect at the date hereof and as amended from time to time thereafter) or to any constituent partner of any of the Shareholders, at the expense of the Holder or transferee, an unqualified written opinion of legal counsel, satisfactory in form and substance to Pinnacle, to the effect that such transfer may be made without registration under the Securities Act; provided that nothing contained in this Section 2.7 shall relieve Pinnacle from complying with any request for registration, qualification or compliance made pursuant to the other provisions of this Section 2.

   2.8   Transfer of Registration Rights. The rights to cause Pinnacle to
         -------------------------------
register securities granted by Pinnacle under this Agreement may be assigned by the Shareholders only if: (i) Pinnacle is, prior to such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Pinnacle by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby and (ii) such assignment includes all of the Registrable Securities then held by the transferor; provided,
                                                               --------
however, that such the requirement that all of a transferor's Registrable
-------
Securities must be transferred in order to effect a transfer of registration rights hereunder shall not apply to (x) transfers by an entity Holder in a liquidity distribution to its equity holders or (y) transfers by a Holder to spouses and ancestors, lineal descendants, and siblings of such Holders or spouses who acquire Registrable Securities by right, will, or intestate succession, if all such transferees or assignees under (x) or (y) agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Agreement.

   2.9   Rule 144. Pinnacle covenants that it shall file any reports required to
         --------
be filed by it under the Exchange Act, and that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell the Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation adopted by the SEC. Pinnacle shall, upon the request of any Holder of Registrable Securities, deliver to such Holder a written statement as to whether it has complied with such requirements.

   2.10  Termination of Registration Rights. The registration rights set forth
         ----------------------------------
in this Agreement shall terminate with respect to Pinnacle Shares issued pursuant to the Acquisition Agreement (and the right to transfer such Pinnacle Shares pursuant to the Registration Statement under which such Pinnacle Shares were registered shall terminate) immediately upon the earlier to occur of (a) the date on which such shares cease to be Registrable Securities and (b) the one year anniversary of the issuance of such shares pursuant to the Acquisition Agreement; provided that no such termination shall affect any liability of
           --------
Pinnacle for any prior breach of the registration rights of the Holders set forth herein.


                                   SECTION 3
                                 MISCELLANEOUS

   3.1   Governing Law.  This Agreement shall be governed in all respects by the
         -------------
laws of the State of California.

   3.2   [Reserved].
         ----------

   3.3   Successors and Assigns. This Agreement shall be binding upon and shall
         ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns.

   3.4   Amendment of Registration Rights.  This Agreement may be amended or
         --------------------------------
modified only by a writing signed by Pinnacle and holders of a majority of the Registrable Securities from time to time outstanding.

   3.5   Notices and Dates. All notices or other communications required or
         -----------------
permitted under this Agreement shall be made in the manner provided in Section
15.1 of the Acquisition Agreement. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

   3.6   Severability. If any provision of this Agreement or portion thereof is
         ------------
held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.







                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.



"PINNACLE"                     PINNACLE SYSTEMS, INC.,
                               a California corporation

                               By: /s/ Arthur D. Chadwick
                                  ----------------------------------------------
                                  Arthur D. Chadwick, Vice President,
                                  Finance and Chief Financial Officer



"SELLERS"                      FAST MULTIMEDIA HOLDINGS, INC.

                               By: /s/ Matthias Zahn
                                  ----------------------------------------------

                               Name:   Matthias Zahn
                                    --------------------------------------------

                               Title:  Chief Executive Officer
                                     -------------------------------------------



                               FAST MULTIMEDIA AG

                               By: /s/ Reiner Bielmeier
                                  ----------------------------------------------

                               Name:   Reiner Bielmeier
                                    --------------------------------------------

                               Title:  Chief Executive Officer
                                     -------------------------------------------